UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT to Section 12(b) or (g) of the
Securities Exchange Act of 1934

HALLMARK FINANCIAL SERVICES, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada	87-0447375
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.18 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-136414

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant's Securities to be Registered.

The Registrant hereby incorporates by reference herein the description of its common stock, par value $0.18 per share, registered hereunder set forth under the heading "Description of Capital Stock" in the Registrant's prospectus forming part of its registration statement on Form S-1 (Registration No. 333-136414), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on August 8, 2006, as thereafter amended, including any prospectus filed pursuant to Rule 424(b) of the Securities Act.

Item 2. Exhibits.

Pursuant to Form 8-A's instructions as to exhibits, the Registrant is not required to file any exhibits because no securities herein are to be registered on an exchange on which other securities of the Registrant are registered, or are to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: October 5, 2006	By:	/s/ Mark J. Morrison
Mark J. Morrison, President & Chief Executive Officer